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                                                                  Exhibit 3.7(b)


                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION


      MID-FLORIDA STEEL CORPORATION, A Florida Corporation under the hands of its President, E. C. ADDISON and its Secretary, D. ARTHUR YERGEY, hereby certifies that
                                       I.

      That the Board of Directors of said corporation, at a meeting called and held May 19, 1960, adopted the following resolution amending Article III of the Articles of Incorporation to read as follows:

      The capital stock of this corporation shall be $20,000.00 which shall be divided into 4,000 shares of common stock of the par value of $5.00 per share all of which is to be fully paid and non-assessable. Said capital stock or any portion thereof may be paid for in property, labor, or services at a just valuation fixed by the incorporators or by the directors at a meeting called for that purpose.

                                       II.

      A meeting of the stockholders of the corporation called by the Board of Directors, was held May 19, 1960 and at said special meeting of stockholders said amendment of the Certificate of Incorporation was duly adopted by the unanimous vote of all of the stockholders.

      IN WITNESS WHEREOF said corporation has caused this certificate to be signed in its name by its President and its Secretary, this 26th day of May, 1960.
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                                    MID-FLORIDA STEEL CORPORATION

                                       By /s/ E. C. Addison
                                         -----------------------------
                                          E. C. Addison, President

Attest:

/s/ D. Arthur Yergey
-----------------------------
D. Arthur Yergey, Secretary

Signed, Sealed and Delivered in
the presence of:


-----------------------------

-----------------------------


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STATE OF FLORIDA      )
                      ) ss
COUNTY OF ORANGE      )

      I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared E. C. ADDISON and D. ARTHUR YERGEY, to me known to be the persons described in and who executed the foregoing Certificate of Amendment of Articles of Incorporation, and they severally acknowledged before me that they executed the above and foregoing instrument for the uses and purposes therein expressed.

      IN WITNESS WHEREOF I have hereunto set my hand and official seal at Orlando, Florida, the day and year aforesaid.


                                          -----------------------------
                                          Notary Public


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